Exhibit 23.1

CONSENT TO INCLUDE REPORT ON FINANCIAL STATEMENTS
IN
REGISTRATION STATEMENT

We consent to the use in this Registration Statement of Nanobac Pharmaceuticals, Incorporated, of our report dated April 12, 2005 except for Note 1, for which the date is June 10, 2005, on the 2004 consolidated financial statements of Nanobac Pharmaceuticals, Incorporated and subsidiaries contained in this Registration Statement, and to the use of our name, and the statements with respect to us, under the heading “Experts” in the Prospectus.

/s/Aidman, Piser & Company, P.A.

Tampa, Florida
June 16, 2005

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